UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 5, 2011 (May 1, 2011)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34542	86-0891931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China 475002
(Address of principal executive offices)

(+86) 378-292-5211
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

    On April 27, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of China Valves Technology, Inc., a Nevada corporation (the “Company”), approved the grant of restricted stock to certain directors of the Company. On May 1, 2011, the Company entered into a restricted stock grant agreement (the “Restricted Stock Grant Agreement”) with each of the directors.

    Pursuant to the Restricted Stock Grant Agreement, the Company granted 25,000 shares of restricted stock to each of Mr. William Haus, Mr. Peter Li and Mr. Zengbiao Yu, independent directors of the Company (the “2011 Stock Grants”). The 2011 Stock Grants all vest immediately on May 1 2011.

    A form of the Restricted Stock Grant Agreement of the Company is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Number	Description
10.1	Form of Restricted Stock Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: May 5, 2011

/s/ Jianbao Wang
Jianbao Wang
Chief Executive Officer

EXHIBIT INDEX

Number	Description
10.1	Form of Restricted Stock Grant Agreement.